EXHIBIT 3.02

EXHIBIT 3.02
STATE OF FLORIDA
IN GOD WE TRUST
DEPARTMENT OF STATE
I certify the attached is a true and correct copy of the Articles of Amendment, filed on April 13, 2016, to Articles of Incorporation for DEER VALLEY CORPORATION, a Florida corporation, as shown by the records of this office.
I further certify the document was electronically received under FAX audit number H16000090081. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below
The document number of this corporation is P06000092540.
Authentication Code: 316A00007760-041416-P06000092540-1/1
Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Fourteenth day of April, 2016
Ken Detzner
Secretary of State
GREAT SEAL OF THE STATE OF FLORIDA
*IN GOD WE TRUST*

GREAT SEAL OF THE STATE OF FLORIDA
*IN GOD WE TRUST*
April 14, 2016 FLORIDA DEPARTMENT OF STATE
Division of Corporations
DEER VALLEY CORPORATION
3111 W. DR. MLK BLVD, SUITE 100
TAMPA, FL 33607
Re: Document Number P06000092540
The Articles of Amendment to the Articles of Incorporation for DEER VALLEY CORPORATION, a Florida corporation, were filed on April 13, 2016.
The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H16000090081.
Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.
Darlene Connell Regulatory Specialist III
Division of Corporations Letter Number: 316A00007760
P.O BOX6327-Tallahassee,Florida 32314

ARTICLES OF AMENDMENT TO THE
ARTICLES OF INCORPORATION OF
DEER VALLEY CORPORATION
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DEER VALLEY CORPORATION, a Florida corporation (the “Corporation”) whose Articles of Incorporation were originally filed with the Florida Department of State on July 24, 2006 (Florida Division of Corporations Document Number P06000092540), hereby certifies as follows:
1.The Articles of Incorporation of the Corporation are hereby amended to insert at the end of Article “Fourth”, the following paragraph effecting a split of the outstanding shares of Common Stock:
“Forward Stock Split. Effective as of the effectiveness of the Amendment to these Articles of Incorporation (“Amendment’’) adding this paragraph at the end of ARTICLE FOURTH and without regard to any other provision of these Articles of Incorporation, each one (1) share of Common Stock, par value $0,001 per share, (and including each fractional share in excess of one (1) share of Common Stock) either issued or outstanding or held by the Corporation as treasury stock, immediately prior to the time this Amendment becomes effective shall be and is hereby automatically reclassified and changed (without any further act) into two hundred fifty (250) shares (or, with respect to such fractional shares, such lesser number of shares as may be applicable based upon such 250-to-1 ratio) of fully paid and nonassessable Common Stock, par value $01.001 per share (the ‘‘Forward Stock Split”), provided that no fractional shares shall be issued as a result of this Forward Stock Split.”
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2.The foregoing amendment shall become effective as of the close of business on the date these Articles of Amendment are approved by the Florida Department of State and all filing fees then due have been paid, all in accordance with the corporation laws of the State of Florida.
3.The amendment recited in Section 1 has been duly adopted in accordance with the provisions of §607.0821, .0704, .1003 and ,1006, Florida Statutes, the shareholders and directors of the Corporation having executed a written statement, dated effective January 21, 2016, manifesting their intention that the amendment be adopted.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be prepared and adopted under the signature of its Chief Financial Officer, Executive Vice President and Secretary this 11th day of April, 2016.
DEER VALLEY CORPORATION
By: John Steven Lawler, Chief Financial Officer,
Executive Vice President, and Secretary